EXHIBIT 99.1
INFORMATION RELATING TO ITEM 14 OF THE REGISTRATION STATEMENT
     The expenses to be incurred by the Company relating to the registration and offering of $500,000,000 aggregate principal amount of 2.750% Notes due 2015 and $500,000,000 aggregate principal amount of 4.125% Notes due 2020 pursuant to a Registration Statement on Form S-3 (File No. 333-149655) and a related prospectus supplement filed with the Securities and Exchange Commission on September 9, 2010 are estimated to be as follows:

Estimated Fees
Registration fee	$71,209.81
Printing	$20,000.00
Legal fees and expenses (including Blue Sky fees)	$205,000.00
Rating Agency fees	$1,240,000.00
Accounting fees and expenses	$95,000.00
Miscellaneous	$25,000.00
TOTAL EXPENSES	$1,656,209.81